UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2 TO

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2008 [April 22, 2008]

SUN WORLD PARTNERS, INC.

(Exact name of registrant as specified in its charter)

Nevada

000-52365

20-4395271

(State of other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification No.

 1530 9th Ave S.E., Calgary, Alberta T2G 0T7

(Address of principal executive offices)               (Zip Code)

(403) 850-4120

Registrant’s telephone number, including area code

1601 - 14 Street SW., Calgary, Alberta T3C 1E3

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 2 to Form 8-K amends Sun World Partners, Inc.’s Current Report on Form 8-K filed on August 11, 2008, to provide amended pro forma financial information.  Upon further review of the pro forma financial statements as filed on August 11, 2008 and upon further conversation with our firm of independent public accountants, management of Sun World Partners has determined that certain restatements and reclassifications to the pro forma financial statements as originally presented are required as follows:

(1)

With respect to $100,000 of debt owing from Tiempo de Mexico to Sun World Partners which has been forgiven as at May 30, 2008, the Company has reclassified the impact of this transaction from Retained Earnings to Additional Paid in Capital due to the fact that Tiempo and Sun World were related parties at the time of the transaction;

(2)

With respect to 5,000,000 shares of common stock of Sun World Partners Inc. which have been returned to treasury from shareholders of Tiempo effective May 30, 2008 the Company has reclassified the transaction to credit Additional Paid in Capital and debit Common stock;

(3)

With respect to the issuance of 12,000,000 shares of Sun World Partners Inc. in exchange for all the issued and outstanding shares of H Pay Card Ltd., the Company has reclassified the components of the transaction so that the par value of the shares issued by Sun World Partners Inc. have been recorded as a credit to Common Stock and a debit to Additional Paid in Capital.  Further to eliminate the inter-corporate transaction whereby Sun World has acquired all the issued and outstanding shares of H Pay the Company has debited Common Stock and credited Retained Earnings;

(4)

With respect to the acquisition of H Pay Card Ltd, the Company has restated the pro forma financial statements to treat the transaction as a reverse acquisition and therefore has eliminated the accumulated deficit of Sun World Partners as at May 30, 2008.

Item 9.01 Financial Statements and Exhibits.

(a)

Pro forma financial information.  See Exhibit 99.2

(b)

Shell Company Transactions.   Not Applicable

(c)

Exhibits.  See Exhibit Index set forth below for a list of exhibits included with this Current Report on

Form 8-K/A

Exhibit Index

Exhibit	Description of Exhibit
Number
99.2	Pro Forma Financial Information - Amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN WORLD PARTNERS INC.

By:	/s/ Tom Zapatinas
Tom Zapatinas
Chief Executive Officer

Date:  August 14, 2008

2